Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS RECEIVES ANTICIPATED NASDAQ DELISTING LETTER

HIGHLANDS RANCH, Colorado, February 2, 2015- Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the “Company”) today announced that as expected, it received a notification letter from The NASDAQ Stock Market LLC on January 30, 2015 indicating that the NASDAQ Listing Qualifications Hearings Panel had determined to delist the shares of the Company from The NASDAQ Capital Market (“NASDAQ”) and, accordingly, suspend trading in the Company’s shares effective at the open of business on Tuesday, February 3, 2015.

Following the suspension of trading of the Company’s common stock on NASDAQ, the Company’s common shares will begin trading on the OTC Markets - OTC Pink Tier under the trading symbol ADES. For quotes or additional information on OTC Markets and the OTC Pink Tier, please visit http://www.otcmarkets.com.

The Company intends to complete the restatement of its financial statements for the fiscal years ended December 31, 2011 and 2012 and the first three quarters of 2013 and file its delinquent periodic reports with the Securities and Exchange Commission (“SEC”) as soon as practicable. In connection with becoming current in its SEC filing requirements, the Company intends to apply for prompt relisting on NASDAQ as early as possible after regaining compliance with the listing requirements.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-Prove™ technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding ability and timing to complete the restatements, file our delinquent periodic reports, regain compliance with NASDAQ listing requirements and obtain relisting on NASDAQ and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to loss of key personnel or inability to engage accounting personnel as needed; inability to address the previously disclosed accounting matters; identification of additional material weaknesses or significant deficiencies;  failure to engage an independent accounting firm, complete the audits and re-audits and file any required restatements and periodic reports; pending litigation and possibility of further legal proceedings adverse to the Company resulting from the restatement, delisting or related matters; adverse effects resulting from our common stock being traded on the OTC Markets – OTC Pink Tier; risks related to the current value of our common stock; risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(720) 889-6206

graham.mattison@adaes.com